                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated November 16, 1998 (except Note 7, as to which the date is November 30, 1998), in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of uBid, Inc. for the registration of 1,817,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
November 16, 1998, except as to
 Note 7 as to which the date is

 November 30, 1998